As filed with the U.S. Securities and Exchange Commission on September 22, 2023
Registration No. 333-273176

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 193

Spark I Acquisition Corporation
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	87-1738866 (I.R.S. Employer Identification Number)
3790 El Camino Real
Unit #570
Palo Alto, CA 94306
(650) 353-7082
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bernard Moon
Secretary
3790 El Camino Real
Unit #570
Palo Alto, CA 94306
(650) 353-7082
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John Randall Lewis Andrew D. Hoffman Sally Yin Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-2731769) of Spark I Acquisition Corporation (the “Registration Statement”) is being filed solely for the purpose of filing the form of Underwriting Agreement as Exhibit 1.1 and an updated consent of Marcum LLP as Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 1.1, Exhibit 23.1 and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Number	Description
1.1	Form of Underwriting Agreement.#
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.*
5.2	Opinion of Walkers Global, Cayman Islands Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
10.5	Office Support Agreement, dated as of August 1, 2021, between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of January 31, 2022, between the Registrant and the Sponsor.*
10.7	Subscription Agreement, dated December 8, 2021, between the Registrant and the Sponsor.*
10.8	Form of Indemnification Agreement.*
10.9	Form of Forward Purchase Agreement between the Registrant and SparkLabs Group Management, LLC.*
14	Form of Code of Ethics and Business Conduct.*
23.1	Consent of Marcum LLP.#
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
23.3	Consent of Walkers Global (included in Exhibit 5.2).
24	Power of Attorney (included in signature page to the initial filing of this Registration Statement).*
99.1	Audit Committee Charter.*
99.2	Compensation Committee Charter.*
99.3	Nominating Committee Charter.*
107	Filing fee table.*

*
Previously filed.

#
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois on the 22nd day of September, 2023.
SPARK I ACQUISITION CORPORATION
By:
/s/ James Rhee

Name: James Rhee
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ James Rhee James Rhee	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 22, 2023
* Ho Min (Jimmy) Kim	Chief Finance Officer and Director (Principal Financial and Accounting Officer)	September 22, 2023
* Kurtis Jang	Chief Operating Officer and Director	September 22, 2023
* Shin-Bae Kim	Director	September 22, 2023
* Tony Ling	Director	September 22, 2023
* Catherine Mohr	Director	September 22, 2023
* Willy Lan	Director	September 22, 2023
* Cuong Viet Do	Director	September 22, 2023

By:
/s/ Jim Rhee

Jim Rhee, as attorney-in-fact